                                                                Exhibit 10.7 (h)

                         American Woodmark Corporation
                         -----------------------------
               Shareholder Value Plan For Non-Employee Directors
               -------------------------------------------------

1.  Purpose.
    --------

    On August 27, 1997 the Board of Directors of the Company adopted the Shareholder Value Plan For Non-Employee Directors (the "Plan") to provide incentive-based cash benefits for eligible participants if the performance goals fixed by the Board pursuant to the terms of the Plan are met.

2.  Definitions.
    ------------
    As used in the Plan, the following terms have the meanings indicated:

   a) "Award Table" means a table similar in type to Exhibit A with changes necessary to adapt the table to the performance criteria selected by the Board for the Performance Period and to display other objective factors necessary to determine the amount, if any, of the award for the Performance Year.

   b) "Award Unit" means a measure of value fixed by the Board with respect to each Performance Period whose value will be based upon the extent to which the Performance Goal set by the Board for the Performance Period has been achieved.

   c)  "Board" means the Board of Directors of the Company.

   d)  "Change of Control" means:

       i) The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Securities Exchange Act of
            1934) of 50% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term "unrelated person" means any person other than (x) the Company and its Subsidiaries, (y) an employee benefit plan or trust of the Company or its Subsidiaries, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to subsection (ii) below. For purposes of this subsection, a "person" means an individual, entity or group, as that term is used for purposes of the Securities Exchange Act of 1934.

       ii) Any tender or exchange offer, merger or other business combination, sale of assets or any combination of the foregoing transactions, and the Company is not the surviving corporation.

       iii) A liquidation of the Company.

   e) "Code" means the Internal Revenue Code of 1986, as amended, and regulations thereunder.

   f)  "Company" means American Woodmark Corporation, a Virginia corporation.

   g)  "Company Stock" means the common stock of the Company.

   h) "Comparison Group" means the publicly traded corporations that are included in the S&P Home Furnishings and Appliance Index of companies.

   i) "Disability" means a condition, resulting from bodily injury or disease or mental impairment, that renders, and for a six consecutive month period has rendered, a Non-Employee Director unable to perform the duties of a director. Disability shall be determined by a licensed medical physician selected by the Board.

   j) "Fair Market Value" means, on any given date, the average of the high and low price on such date as reported on the NASDAQ National Markets Transactions Tape. In the absence of any such sale, fair market value means the average of the closing bid and asked prices of a share of Common Stock on such date as reported by such source. In the absence of such average or if shares of Common Stock are no longer traded on NASDAQ, the fair market value shall be determined by the Board using any reasonable method in good faith.

   k) "Non-Employee-Director" means a member of the Board of Directors who is not an employee of the Company or any subsidiary of the Company, and who has not at anytime during the Performance Year been an employee of the Company or any subsidiary of the Company.

   l) "Participant" means any person eligible to receive a cash award under the Plan.

   m) "Performance Goal" means for the three-year Performance Period beginning September 1, 1997 the amount of Total Shareholder Return computed for a share of American Woodmark Corporation common stock specified by the Board that when expressed as a percentage and compared with the Comparison Group falls within the ranking scale between the 50th percentile and including the 90th percentile for such Performance Period. For Performance Periods beginning after August 31, 1998, the term generally means Total Shareholder Return as described in the preceding sentence with such adjustments to percentages in the ranking scale as the Board deems appropriate for the Performance Period.

   n)  "Performance Period" means three consecutive Performance Years.

   o) "Performance Year" means the period from September 1 to August 31.

   p) "Plan" means the American Woodmark Corporation Shareholder Value Plan For Non-Employee Directors.

   q) "Total Shareholder Return" means for each Performance Period (1) the increase in the average trading price of a share of common stock during the month in which ends the Performance Period (the ending price) over the average trading price of a share of common stock during the month preceding the first day of the Performance Period (the beginning price), plus (2) the value of dividends or other distributions with respect to a share of common stock during the Performance Period, expressed as an annualized rate of return for the Performance Period.

3. Participation.
   --------------

   All Non-Employee Directors shall be eligible to participate in the Plan. The Board shall award to each Participant with respect to each

     Performance Period the number of Award Units which shall be a component in measuring the value of the Participant's incentive payment.

4. Determination of Awards.
   ------------------------

   a)  Before the beginning of each Performance Period, except as provided in
       (d) below, the Board will complete and adopt an Award Table substantially in the form attached as Exhibit A. The Award Table will fix the Performance Period, the Performance Goal and all other relevant objective components for determining whether an incentive payment will be due and, if so, the amount of the incentive payment. Incentive payments are based on the value of each Award Unit for the Performance Period if and to the extent the Performance Goal is achieved. The Performance Goal shall be the attainment of a target percentage or range of target percentages of the Performance Goal for the Performance Period. The amount payable to a Participant for the Performance Period will be determined from the Award Table as the product of the number of Award Units assigned to the Participant multiplied by the value of each Award Unit as of the end of the Performance Period. The Board may establish such threshold requirements for the payment of an award and limitations on the amount of the award as the Board shall deem appropriate. Once fixed, the Performance Period, the Performance Goals and targets for a Performance Period may not be modified after the Performance Period begins.

   b) Before any award may be paid for a Performance Period, the Board shall certify that the Performance Goals and any other requirements of the Plan have been satisfied for the Performance Period. No payments shall be made unless and until the Board makes this certification. Once the payment has been made pursuant to the certification, such certification and payment shall not be subject to change because of the occurrence of subsequent events or discovery of facts not known or not reasonably foreseeable at the time the certification is made.

   c) Even though the Performance Goals have been met, no award to a Participant with respect to a Performance Period shall exceed $25,000.

   d) In the Performance Year in which the Plan is adopted, the Board may take the action required under subsection (a) at any time during the initial Performance Year.

5. Payment of Awards.
   ------------------

   a) If the Board has made the certification required pursuant to Section 4(b), subject to Section 4(c), awards shall be paid as soon as administratively practicable following the last day of the Performance Period for which they are computed.

   b) A Participant shall not receive an award if the Participant ceases to be a Non-Employee Director prior to the last day of the Performance Period for any reason other than death, Disability, or a Change of Control. A Participant who ceases to be a Non-Employee Director as a result of one of the events described in the preceding sentence shall be eligible to receive a prorata award, if an award is otherwise payable pursuant to
                 -------
       Section 4, based on the ratio that (i) the number of full months elapsed during the Performance Period to the date of such event bears to (ii) 36 or such greater number of months in the Performance Period. A Participant shall not forfeit an award if the Participant ceases to be a Non-Employee Director after the end of the applicable Performance Period, but prior to the distribution of the award, if any, for such Performance Period.

   c) If a Participant dies and is subsequently entitled to receive an award under the Plan, the award shall be paid to the personal representative of the Participant's estate.

6. Administration.
   --------------

   a)  The Plan shall be administered by the Board.

   b) The Board may adopt rules and regulations for carrying out the Plan, and the Board may take such actions as it deems appropriate to ensure that the Plan is administered in the best interests of the Company. The Board has the authority to construe and interpret the Plan, resolve any ambiguities, and make determinations with respect to the eligibility for or amount of any award. The interpretation, construction and administration of the Plan by the Board shall be final and conclusive. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

7. Rights.
   ------

   Participation in the Plan and the right to receive cash awards under the Plan shall not give a Participant any proprietary interest in the Company, any subsidiary or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Participant shall for all purposes be a general creditor of the Company. The interests of a Participant cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors. Nothing in the Plan shall confer upon any Participant the right to continue as a director of the Company or any subsidiary or shall interfere with or restrict in any way the right of the Company and its subsidiaries to terminate a Participant's role as director at any time for any reason whatsoever, with or without cause.

8. Successors.
   ----------

   The Plan shall be binding on the Participants and their personal representatives. If the Company becomes a party to any merger, consolidation, reorganization or other corporate transaction, the Plan shall remain in full force and effect as an obligation of the Company or its successor in interest. In the event of a Change of Control, each Performance Period which has not ended prior to the date of the Change of Control shall be deemed to have ended on the last day of the month immediately preceding the month in which the Change of Control occurred. The Board, or any successor thereto, shall determine the awards payable to Participants pursuant to Section 4 for such Performance Periods. Within no later than 90 days following the date of the Change of Control, the Board (or its successor) shall determine whether the Performance Goals for such Performance Periods have been satisfied and shall pay the appropriate awards to Participants.

9. Amendment and Termination.
   --------------------------

   The Board may amend or terminate the Plan at any time as it deems appropriate; provided that no amendment or termination of the Plan after the end of a Performance Period may increase or decrease the awards for the Performance Period just ended.

10.  Interpretation.
     ---------------

     The Plan shall be interpreted according to the laws of the Commonwealth of Virginia.

                                                                       Exhibit A
                                                                       ---------

                                  AWARD TABLE
                                  -----------
           PERFORMANCE PERIOD BEGINNING 9/1/97 AND ENDING 8/31/2000
           --------------------------------------------------------
Basis for Performance Goal Measurement: Total Shareholder Return

                    PERCENTILE RANK
                 S&P Home Furnishings
                 and Appliance Index                   AWARD UNIT VALUE*
                  -----------------                   --------------

 THRESHOLD               50                               $ 500

                         55                                 700

 TARGET                  60                               1,000

                         65                               1,300

                         70                               1,600

                         75                               1,950

                         80                               2,300

                         85                               2,650

MAXIMUM                  90+                              3,000

* Award Unit Values for percentile rank performance between those listed in the tables will be interpolated.


                               Award Derivations
                               -----------------

Before the beginning of each Performance Year, the Board will complete and evidence in writing the following process relative to Plan administration for the Performance Year.

1.   Specify the Performance Period beginning and ending dates.

2. Specify any additions or changes in participation and assign Award Units to Participants.

3. Specify the comparison group for determining the Company's percentile rank for the purpose of determining whether a cash award will be payable under the Plan for the Performance Year.

4.   Fix Award Unit values in relation to Performance Goal and target levels.

5.   Fix Threshold Performance Goal rank below which no award is payable.

6.   Fix percent of Target Award rank.

7.   Fix maximum Performance Goal rank which results in maximum permitted award.